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                                                                   EXHIBIT 10.26

                                SECOND AMENDMENT
                                     TO THE
                          MERCHANT SERVICES AGREEMENT

    This Second Amendment to the Merchant Services Agreement ("Second
Amendment)" is dated as of October   , 1998, by and between HURLEY STATE BANK
("Bank") and THE CHILDREN'S PLACE RETAIL STORES, INC. ("Company").

    WHEREAS, Bank and Company have entered into the Merchant Services Agreement dated as of December 12, 1994, as amended and supplemented ("Merchant Services Agreement"); and

    WHEREAS, Bank and Company desire to amend certain provisions of the Merchant Services Agreement.

    NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter set forth, Bank and Company agree as follows:

    1. The Merchant Fee of 3.91% will remain in effect until February 1, 2000. Thereafter the Merchant Fee will be subject to change.

    2. In addition to the other fees provided for in Article III of the Merchant Services Agreement, Bank will charge and Company agrees to pay an Open Active Account Fee.

    (a) OPEN ACTIVE ACCOUNT FEE. Company shall pay an Open Active Account Fee for each calendar month. Subject to the cap set forth in the following sentence, the amount of the Open Active Account Fee for each calendar month will be the product of (i) the number of Accounts that have a debit or credit balance at any time during the month ("Open Active Accounts") and (ii) the applicable per Account fee, which will be determined according to the following schedule and will be based on the calendar year-to-date average active Account balance, as calculated by Bank.

YEAR-TO-DATE AVERAGE
   ACTIVE ACCOUNT
       BALANCE          PER ACCOUNT FEE
---------------------  -----------------
   $161.00 or more         $       0
   $151.00-$160.99         $     .06
   $141.00-$150.99         $     .12
   $131.00-$140.99         $     .18
  Less than $131.00        $     .25

    The Open Active Account Fee payable by Company for each calendar month will be no more than an amount equal to 2.22% of the net amount of Card Sales made by Company during such calendar month ("Current Net Sales"). Bank will calculate the amount of the Open Active Account Fee on or about the last day of each calendar month and will collect the Open Active Account Fee each month in accordance with paragraph 3.1(d) of the Merchant Services Agreement. Until February 1, 2000, the sum of the Merchant Fee and Open Active Account Fee payable by Company for each calendar month will be no more than 6.13% of the net amount of Current Net Sales. The amount of the Open Active Account Fee will be subject to change on or after February 1, 2000.

    3. This agreement shall remain in effect until February 1, 2000 ("Initial Term"), and thereafter shall automatically renew for additional one (1) year periods (each a "Term") unless either party provides written notice of termination to the other party at least one hundred twenty (120) days prior to end of the Initial Term or subsequent Terms.

    4.  This Second Amendment will be effective as of September 1, 1998.

    5. Any capitalized terms used herein and not otherwise defined will have the meanings given to them in the Merchant Services Agreement. Except as provided in this Second Amendment, or
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       as necessary and appropriate to give meaning to the terms and conditions of this Second Amendment, the terms and conditions of the Merchant Services Agreement will remain in full force and effect. In the event of any conflict between the terms of the Merchant Services Agreement and this Second Amendment, this Second Amendment will govern.

    IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment.

THE CHILDREN'S PLACE RETAIL STORES, INC.      HURLEY STATE BANK

By: /s/ STANLEY B. SILVER                     By: /s/ DON BERMAN
                                              ---------------------------------------
------------------------------------------    Name: Don Berman
   Name: Stanley B. Silver                    Title: Executive Vice President
   Title: President                           Date: 2/12/99
   Date: 2/12/99